UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-A
___________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	98-0501001
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

29 Richmond Road, Pembroke, Bermuda HM 08
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Validus Holdings, Ltd. Depositary Shares, each Representing a 1/1,000th Interest in a Share of 5.800% Non-Cumulative Preference Shares, Series B, $0.175 par value, of Validus Holdings, Ltd.	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☒
Securities Act registration statement file number to which this form relates:
333-197723
Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.	Description of Registrant’s Securities to be Registered.
The securities to be registered hereby are the Depositary Shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of 5.800% Non-Cumulative Preference Shares, Series B, par value $0.175 per share and liquidation preference $25,000 per share (the “Preference Shares”), of Validus Holdings, Ltd. (the “Company”). The descriptions of the terms of the Depositary Shares and the underlying Preference Shares set forth under the headings “Description of the Depositary Shares” and “Description of the Series B Preference Shares,” respectively, in the Company’s Prospectus Supplement, dated June 12, 2017, to the Prospectus, dated April 2, 2015, which constitutes a part of the Company’s Registration Statement on Form S-3ASR (File No. 333-197723), filed under the Securities Act of 1933, as amended, are hereby incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Memorandum of Association (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed January 16, 2007).

3.2	Certificate of Deposit of Memorandum of Increase of Share Capital (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 filed January 16, 2007).

3.3	Amended and Restated Bye-Laws (incorporated by reference to Exhibit 3.2 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed July 5, 2007).

4.1
Certificate of Designations of 5.800% Non-Cumulative Preference Shares, Series B, of Validus Holdings, Ltd. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 20, 2017).

4.2	Specimen 5.800% Non-Cumulative Preference Shares, Series B (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 20, 2017).

4.3	Form of depositary receipt (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on June 20, 2017).

4.4
Deposit Agreement, dated June 20, 2017, among the Company, Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary, Computershare Trust Company, N.A., as registrar and transfer agent, Computershare Inc., as dividend disbursing agent and redemption agent, and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 20, 2017).

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 20, 2017

VALIDUS HOLDINGS, LTD. (Registrant)
By:	/s/ Robert F. Kuzloski

Name:	Robert F. Kuzloski
Title:	Executive Vice President & General Counsel